Poly Announces First Quarter Fiscal Year 2020 Financial Results
Cost reductions and synergy realization offset top-line results

SANTA CRUZ, Calif., - August 6, 2019 - Plantronics, Inc. (NYSE: PLT) ("Poly") today announced first quarter fiscal year 2020 results for the period ending June 30, 2019. Highlights of the first quarter include the following:

($ Millions, except percent and per-share data)[1]	Q1 FY20	Q1 FY19[2]
GAAP Revenue	$448	$221
GAAP Gross Margin	47.5%	49.6%
GAAP Operating Income	($29)	$21
GAAP Diluted EPS	($1.14)	$0.42
Cash Flow from Operations	$8	$32

Non-GAAP Revenue	$460	$221
Non-GAAP Gross Margin	55.8%	50.1%
Non-GAAP Operating Income	$86	$36
Non-GAAP Diluted EPS	$1.32	$0.74
Adjusted EBITDA[3]	$98	$42

1 For further information on supplemental non-GAAP metrics refer to the Use Of Non-GAAP And Comparative Financial Information and Unaudited Reconciliations Of GAAP Measures To Non-GAAP Measures sections below.
2 Q1 FY19 results shown here do not reflect Polycom results due to the completion of the Polycom acquisition on July 2, 2018.
3 Trailing twelve months Adjusted EBITDA of $413 million.

"We delivered solid bottom-line results in the quarter despite encountering several top-line challenges," said Joe Burton, President and Chief Executive Officer. “Poly Studio continues to ramp ahead of plan as we push into the fast-growing Huddle Room market. Additionally, with the launch of the G7500, the first release in our next-gen video suite for medium and large conference rooms, we are excited about our long-term growth prospects.”

Results Compared to May 7, 2019 Guidance

	Q1 FY20 Results	Q1 FY20 Guidance Range[4]
GAAP Net Revenue	$448M	$471M - $501M
Non-GAAP Net Revenue	$460M	$485M - $515M
Adjusted EBITDA	$98M	$92M - $108M
Non-GAAP Diluted EPS	$1.32	$1.15 - $1.45

4 Non-GAAP guidance ranges shown here exclude the $13.6 million impact of purchase accounting related to recording deferred revenue at fair value at the time of the acquisition. Actual deferred revenue impact for the quarter was $12.1 million.

“Through cost synergies and expense management we improved operating cash flow sequentially while making significant progress on our integration and restructuring efforts,” said Chuck Boynton, Executive Vice President and Chief Financial Officer. “We expect operating cash flow to accelerate throughout the balance of the year and remain on track to meet our 3x leverage target by fiscal year end.”

Highlights for the First Quarter and Fiscal Year 2020

•
As of today, the Company has executed actions to capture the total two-year annualized run-rate cost synergy target of $105 million ahead of schedule. In doing so, the Company realized $20 million of actual synergy savings in the June quarter and expects to achieve $23 million of realized savings in the September quarter. In addition, the Company has identified an additional $40 million of cost savings.

•
The Company released its new flagship video conferencing solution, the Poly G7500, the first product built on the Company's next-generation video architecture. This 4K ultra-HD solution combines content sharing and unlimited whiteboarding with video communications, setting a new bar for what collaboration looks like in the conference room.

•
Synergy Research released its report on the USB Video Conferencing market, highlighting that in the first quarter after launch of Poly Studio and the EagleEye USB camera, the Company has "quickly established itself" among the very top vendors for solutions targeting the fast-growing huddle room market.

•
Expanding further on opportunities in the huddle room market, Poly Studio was recently certified for Zoom Rooms. The Company is pleased to help Zoom deliver the best experience for their customers by leveraging Poly solutions.

•
In conjunction with its work with NASA and the space program, Poly celebrated the first moon landing by sponsoring the Apollo 11's 50th Anniversary Gala in Simi Valley, California. Poly provided the communication headsets used by the NASA space program both on-board the spacecraft as well as at Mission Control. In addition, Poly was invited to ring the bell at the NYSE to commemorate the anniversary.

•
The previously announced strategic review of the Consumer business is progressing. The Company continues to believe that focusing exclusively on the opportunities in the enterprise market while simplifying business processes and reducing working capital will allow the Company to more quickly and effectively achieve its strategic and financial goals.

Poly Announces Quarterly Dividend of $0.15

The Poly Board of Directors has declared a quarterly cash dividend of $0.15 per common share, to be paid on September 10, 2019, to all shareholders of record as of the close of market on August 20, 2019.

Business Outlook

The following statements are based on the Company's current expectations, and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from the Company's expectations.

Poly currently expects the following range of financial results for the second quarter and full fiscal year of 2020 (all amounts assuming currency rates remain stable):

	Q2 FY20 Guidance	FY20 Annual Guidance
GAAP Net Revenue	$456M - $496M	$1.87B - $1.97B
Non-GAAP Net Revenue[1,2]	$465M - $505M	$1.9B - $2.0B
Adjusted EBITDA[3]	$94M - $110M	$410M - $460M
Non-GAAP Diluted EPS[3,4]	$1.20 - $1.50	$5.35 - $6.35

1 Q2 and full year FY20 non-GAAP revenue guidance excludes anticipated purchase accounting adjustments of $8.5 million and $34.0 million, respectively.
2 Standalone growth is based on as reported FY19 non-GAAP net revenues of $1,759 million. Comparative growth is based on combined comparative FY19 net revenues of $2,038 million.
3 Q2 and full year FY20 Adjusted EBITDA and non-GAAP diluted EPS excludes estimated intangibles amortization expense of $45.3 million and $182.6 million, respectively.
4 EPS Guidance assumes approximately 40 million diluted average weighted shares and tax rate of 17% to 19%.

With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, acquisition and integration costs, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control. Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, currency fluctuations, customer cancellations and rescheduling, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

The Company's business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, currency fluctuations, customer cancellations and rescheduling, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

Conference Call and Earnings Presentation

Poly is providing an earnings presentation in combination with this press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results. The presentation will be available in the Investor Relations section of our corporate website at investor.poly.com along with this press release. A reconciliation of our GAAP to non-GAAP and historical combined comparative results is provided at the end of this press release.

We have scheduled a conference call to discuss first quarter and fiscal year 2020 financial results. The conference call will take place today, August 6, 2019, at 2:00 PM (Pacific Time). All interested investors and potential investors in Poly stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Poly Conference Call.”  The dial-in from North America is (888) 301-8736 and the international dial-in is (706) 634-7260.

The conference call will also be simultaneously webcast and can be accessed from the Investor Relations section of our website. A replay of the call with the conference ID #55437196 will be available until October 5, 2019 at (855) 859-2056 for callers from North America and at (404) 537-3406 for all other callers.

Use of Non-GAAP and Combined Comparative Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP, and where applicable, combined comparative measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS, which exclude certain unusual or non-cash expenses and charges that are included in the most directly comparable GAAP measure. These unusual or non-cash expenses and charges include the effect, where applicable, of purchase accounting on deferred revenue and inventory, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, asset impairments, executive transition charges, rebranding costs, gains or losses from litigations settlements, unusual and/or irregular gains or losses from the sale of investments, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We exclude these amounts from our non-GAAP and combined comparative measures primarily because management does not believe they are consistent with the development of our target operating model. Combined comparative results refer to the results for periods prior to the acquisition of Polycom, which were prepared by combining the non-GAAP results of as if they had been combined during that period. These prior period results are presented on a non-GAAP as-reported basis, with immaterial adjustments to align the treatment of non-GAAP adjustments for comparative purposes. We believe that the use of non-GAAP and combined comparative financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP and combined comparative financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP and combined comparative financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to: (i) the status of and our expectations for Poly Studio and our long-term growth ; (ii) our expectations for operating cash flow and debt; (iii) our expectations for synergies in the September quarter and additional anticipated cost savings; (iv) our beliefs regarding the strategic and financial benefits of focusing on our Enterprise business, simplifying business processes and reducing working capital; (v) our expectations for the Consumer business; (vi) estimates of GAAP and non-GAAP financial results for the second quarter and full year Fiscal Year 2020, including net revenues, purchase accounting adjustments, adjusted EBITDA, tax rates, intangibles amortization, and diluted weighted average shares outstanding and diluted EPS, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•
Regarding the Polycom acquisition: (i) we may be unable to integrate Polycom's business within our own in a timely and cost-efficient manner or do so without adversely impacting operations, including new product launches; (ii) expected synergies or operating efficiencies may fail to materialize in whole or part or may not occur within expected time-frames; (iii) the acquisition and our subsequent integration efforts may adversely impact relationships with customers, suppliers and strategic partners and their operating results and businesses generally (including the diversion of management time on transaction-related issues); (iv) we may be unable to retain and hire key personnel; (v) our increased leverage as a result of the transaction is substantially greater than prior to the acquisition which may pose risks, including reduced flexibility to make changes in our operations in response to business or economic conditions, increased borrowing costs, as well as penalties or costs should we fail to comply with terms of the financial agreements such as debt ratios and financial and operation performance targets; (vi) negative effects on the market price of our common stock as a result of the transaction, particularly in light of the issuance of our stock in the transaction; (vii) our financial reporting including those resulting from the adoption of new accounting pronouncements and associated system implementations in the context of the transaction, our ability to forecast financial results of the combined company and that we may be unable to successfully integrate our reporting system causing an adverse impact to our ability to make timely and accurate filings with the SEC and other domestic and foreign governmental agencies; (viii) the potential impact of the transaction on our future tax rate and payments based on on our global entity consolidation efforts and our ability to quickly and cost effectively integrate foreign operations; (ix) the challenges of integrating the supply chains of the two companies; and (x) the potential that our due diligence did not uncover risks and potential liabilities of Polycom;

•	Micro and macro-economic conditions in our domestic and international markets;

•	the nature and extent of competition we face, particularly subsequent to the acquisition of Polycom as it relates to our ability to adapt to new competitors and changing markets;

•	the impact of customer brand preferences on Consumer and Enterprise market demands;

•	the impact of our adoption of a new corporate branding identity, including any confusion or harm to our reputation resulting therefrom;

•
the impact of integration, restructuring and disaggregation activities on our operations, including on employees, suppliers and customers from the potential or actual announcement of any acquisitions or divestitures;

•
our ability to realize and achieve positive financial results projected to arise in the our key markets from UC&C adoption could be adversely affected by a variety of factors including the following: (i) as UC&C becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our products which, in turn, will reduce the sales prices for those products; (ii) our plans are dependent upon adoption of our UC&C solution by major platform providers and any proprietary solutions of competitors, and our influence over such providers and the marketing in general with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) failure of UC&C solutions generally, or our solutions in particular, to be adopted with the breadth and speed we anticipate; (vi) our sales model and expertise must successfully evolve to support complex integration of hardware, software, and services with UC&C infrastructure consistent with changing customer purchasing expectations; (vii) as UC&C becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (viii) sales cycles for UC&C deployments are longer and becoming more complex; (ix) our inability to timely and cost-effectively adapt to changing business requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC&C products are and will be integrated;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•
volatility in prices and availability of components from our suppliers, including our manufacturers located in APAC, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	new or greater tariffs on our products;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our product categories.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 17, 2019 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Unaudited Reconciliations of GAAP Measures to Trailing Twelve Months EBITDA

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Combined Comparative Measures

About Poly

Poly is a global communications company that powers meaningful human connection and collaboration. Poly combines legendary audio expertise and powerful video and conferencing capabilities to overcome the distractions, complexity and distance that make communication in and out of the workplace challenging. Poly believes in solutions that make life easier when they work together and with our partner’s services. Our headsets, software, desk phones, audio and video conferencing, analytics and services are used worldwide and are a leading choice for every kind of workspace. For more information, please visit: www.poly.com.

Poly and the propeller design are trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533

MEDIA CONTACT: Edie Kissko Senior Director and Head of Corporate Communications (213) 369-3719

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 30,
	2019	2018
Net revenues:
Net product revenues	$382,745	$221,309
Net services revenues	65,022	—
Total net revenues	447,767	221,309
Cost of revenues:
Cost of product revenues	208,616	111,466
Cost of service revenues	26,505	—
Total cost of revenues	235,121	111,466
Gross profit	212,646	109,843
Gross profit %	47.5%	49.6%
Operating expenses:
Research, development, and engineering	59,524	23,701
Selling, general, and administrative	163,608	64,203
(Gain) loss, net from litigation settlements	(1,162)	(30)
Restructuring and other related charges	19,525	1,320
Total operating expenses	241,495	89,194
Operating income	(28,849)	20,649
Operating income %	(6.4)%	9.3%

Interest expense	(23,932)	(7,327)
Other non-operating income, net	333	1,996
Income before income taxes	(52,448)	15,318
Income tax expense (benefit)	(7,577)	847
Net income (loss)	$(44,871)	$14,471

% of net revenues	(10.0)%	6.5%

Earnings per common share:
Basic	$(1.14)	$0.43
Diluted	$(1.14)	$0.42

Shares used in computing earnings per common share:
Basic	39,239	32,594
Diluted	39,239	33,534

Effective tax rate	14.4%	5.5%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	June 30,	March 31,
	2019	2019
ASSETS
Cash and cash equivalents	$191,904	$202,509
Short-term investments	14,169	13,332
Total cash, cash equivalents, and short-term investments	206,073	215,841
Accounts receivable, net	318,235	337,671
Inventory, net	217,424	177,146
Other current assets	47,430	50,488
Total current assets	789,162	781,146
Property, plant, and equipment, net	196,376	204,826
Purchased intangibles, net	780,348	825,675
Goodwill	1,279,897	1,278,380
Deferred tax and other assets	76,248	26,508
Total assets	$3,122,031	$3,116,535
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$166,618	$129,514
Accrued liabilities	408,306	398,715
Total current liabilities	574,924	528,229
Long-term debt, net of issuance costs	1,642,163	1,640,801
Long-term income taxes payable	95,573	83,121
Other long-term liabilities	139,873	142,697
Total liabilities	2,452,533	2,394,848
Stockholders' equity	669,498	721,687
Total liabilities and stockholders' equity	$3,122,031	$3,116,535

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	June 30,
	2019	2018
Cash flows from operating activities
Net Income	$(44,871)	$14,471
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,698	5,248
Amortization of debt issuance cost	1,361	362
Stock-based compensation	12,904	8,150
Deferred income taxes	(33,145)	4,632
Provision for excess and obsolete inventories	1,760	612
Restructuring charges	19,525	1,320
Cash payments for restructuring charges	(17,658)	(835)
Other operating activities	1,965	(274)
Changes in assets and liabilities:
Accounts receivable, net	21,445	5,302
Inventory, net	(42,309)	(400)
Current and other assets	15,498	2,981
Accounts payable	36,392	5,688
Accrued liabilities	(43,784)	(7,300)
Income taxes	21,568	(7,875)
Cash provided by operating activities	$8,349	$32,082

Cash flows from investing activities
Proceeds from sale of investments	170	124,640
Proceeds from maturities of investments	—	131,017
Purchase of investments	(651)	(394)
Acquisitions, net of cash acquired	—	(33,550)
Capital expenditures	(4,507)	(3,868)
Cash provided by (used for) investing activities	$(4,988)	$217,845

Cash flows from financing activities
Repurchase of common stock	—	—
Employees' tax withheld and paid for restricted stock and restricted stock units	(8,621)	(13,035)
Proceeds from issuances under stock-based compensation plans	589	10,558
Payment of cash dividends	(5,940)	(5,014)
Cash used for financing activities	$(13,972)	$(7,491)
Effect of exchange rate changes on cash and cash equivalents	6	(2,055)
Net increase (decrease) in cash and cash equivalents	(10,605)	240,381
Cash and cash equivalents at beginning of period	202,509	390,661
Cash and cash equivalents at end of period	$191,904	$631,042

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended
	June 30,
	2019	2018

GAAP Net revenues	$447,767	$221,309
Deferred revenue purchase accounting	12,159	—
Non-GAAP Net revenues	$459,926	$221,309

GAAP Gross profit	$212,646	$109,843
Purchase accounting amortization	30,000	—
Deferred revenue purchase accounting	12,159	—
Acquisition and integration fees	922	—
Stock-based compensation	978	963
Rebranding costs	36	—
Non-GAAP Gross profit	$256,741	$110,806
Non-GAAP Gross profit %	55.8%	50.1%

GAAP Research, development, and engineering	$59,524	$23,701
Stock-based compensation	(3,719)	(2,222)
Acquisition and integration fees	(1,341)	—
Purchase accounting amortization	—	—
Non-GAAP Research, development, and engineering	$54,464	$21,479

GAAP Selling, general, and administrative	$163,608	$64,203
Acquisition and integration fees	(18,172)	(5,803)
Purchase accounting amortization	(15,278)	—
Stock-based compensation	(8,207)	(4,965)
Rebranding costs	(5,419)	—
Non-GAAP Selling, general, and administrative	$116,532	$53,435

GAAP Operating expenses	$241,495	$89,194
Acquisition and integration fees	(19,513)	(5,803)
Purchase accounting amortization	(15,278)	—
Stock-based compensation	(11,926)	(7,187)
Restructuring and other related charges	(19,525)	(1,320)
Rebranding costs	(5,419)	—
Other adjustments	1,162	—
Non-GAAP Operating expenses	$170,996	$74,884

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended
	June 30,
	2019	2018
GAAP Operating income	$(28,849)	$20,649
Purchase accounting amortization	45,278	—
Deferred revenue purchase accounting	12,159	—
Acquisition and integration fees	20,435	5,803
Stock-based compensation	12,904	8,150
Restructuring and other related charges	19,525	1,320
Rebranding costs	5,455	—
Other adjustments	(1,162)	—
Non-GAAP Operating income	$85,745	$35,922

GAAP Net income	$(44,871)	$14,471
Purchase accounting amortization	45,278	—
Deferred revenue purchase accounting	12,159	—
Acquisition and integration fees	20,435	5,803
Stock-based compensation	12,904	8,150
Restructuring and other related charges	19,525	1,320
Rebranding costs	5,455	—
Other adjustments	(1,162)	—
Income tax effect of above items	(15,483)	(4,866)
Income tax effect of unusual tax items	(2,017)	(99)
Non-GAAP Net income	$52,223	$24,779

GAAP Diluted earnings per common share	$(1.14)	$0.42
Purchase accounting amortization	1.15	—
Deferred revenue purchase accounting	0.31	—
Stock-based compensation	0.33	0.24
Acquisition and integration fees	0.52	0.17
Restructuring and other related charges	0.49	0.04
Rebranding costs	0.14	—
Other adjustments	(0.03)	—
Income tax effect	(0.46)	(0.14)
Effect of participating securities	—	0.01
Effect of anti-dilutive securities	0.01	—
Non-GAAP Diluted earnings per common share	$1.32	$0.74

Shares used in diluted earnings per common share calculation:
GAAP	39,239	33,534
non-GAAP	39,523	32,924

[1]	Excluded amounts represent immaterial gains from litigation.
[2]	Excluded amounts represent changes in tax law and the release of tax reserves.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

						Twelve Months Ended
	June 30,	September 30,	December 31,	March 31,	June 30,	June 30,
	2018[1]	2018	2018	2019	2019	2019
GAAP operating income	$20,649	$(85,976)	$(24,707)	$(19,259)	$(28,849)	$(158,791)
Deferred revenue purchase accounting	—	36,585	28,923	19,316	12,159	96,983
Inventory valuation adjustment	—	30,395	—	—	—	30,395
Acquisition and integration fees	5,803	26,253	22,274	14,323	20,435	83,285
Stock-based compensation	8,150	10,840	11,719	11,225	12,904	46,688
Restructuring and other related charges	1,320	7,261	12,130	11,983	19,525	50,899
Rebranding costs	—	—	—	5,192	5,455	10,647
Other adjustments	—	—	—	1,005	(1,162)	(157)
Depreciation and amortization	5,248	82,398	55,117	58,606	57,698	253,819
Adjusted EBITDA	$41,170	$107,756	$105,456	$102,391	$98,165	$413,768

[1]
The three months ended June 30, 2018 reflect as-reported results. Polycom results for the three months ended June 30, 2018 are excluded due to the completion of the Polycom acquisition on July 2, 2018.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP COMBINED COMPARATIVE NET REVENUES
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA
	Three Months Ended				Twelve Months Ended	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	March 31,	June 30,
	2018	2018	2018	2019	2019	2019

Enterprise Headsets	$167,642	$169,978	$173,479	$169,783	$680,882	$175,084
Consumer Headsets	53,667	58,053	69,665	48,432	229,817	43,566
Voice[1]	106,280	121,309	116,700	106,577	450,866	103,847
Video[1]	92,001	85,922	85,597	83,966	347,486	60,248
Services[1]	80,829	47,807	56,228	59,730	244,594	65,022
Deferred revenue purchase accounting	—	36,585	28,923	19,316	84,824	12,159
Non-GAAP net revenue	$500,419	$519,654	$530,592	$487,804	$2,038,469	$459,926

[1]
Voice, Video, and Services revenue categories were introduced with the acquisition of Polycom on July 2, 2018. Historical Polycom revenues in the three months ended June 30, 2018 period are included in these results to arrive at combined comparative net revenues for the three months ended June 30, 2018 and twelve months ended March 31, 2019.